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EXHIBIT 12

Computation of Ratios of Earnings to Fixed Charges

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
                                                                                             Nine months ended
                                    For the Twelve Months ended October 31,                      July 31,
                          ------------------------------------------------------------  ----------------------------
                             2000        2001        2002        2003        2004           2004          2005
                          ------------------------------------------------------------  ----------------------------
Earnings:
Income before
  income taxes               $232,766    $339,712    $347,318    $411,153    $647,432        $361,312      $814,430
Interest expense               46,816      59,038      65,344      74,086      94,324          60,757        86,401
Rent expense                      639         852         930       1,150       1,474           1,073         2,055
Amortization                      635         897       1,037       2,689       1,085             817           811
                          ------------------------------------------------------------  ----------------------------
                             $280,856    $400,499    $414,629    $489,078    $744,315        $423,959      $903,697
                          ============================================================  ============================

Fixed charges:
Homebuilding
Interest incurred             $60,275     $79,245     $90,331    $104,763    $113,452         $85,140       $87,070
Rent expense                      639         852         930       1,150       1,474           1,073         2,055
Amortization                      635         897       1,037       2,689       1,085             817           811
                          ------------------------------------------------------------  ----------------------------
                              $61,549     $80,994     $92,298    $108,602    $116,011         $87,030       $89,936
                          ============================================================  ============================

Ratio                            4.56        4.94        4.49        4.50        6.42            4.87         10.05
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